                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            McDonald's Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:-------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

McDonald's Corporation

2000 Telephone Voting Script

                  Toll Free: 1-877-PRX-VOTE or 1-877-779-8683


1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3. One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5. The company that you are voting is McDonald's Corporation.

6. Your vote will be treated confidentially. This vote will supersede any previous vote you may have made for this account. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote your shares according to your instructions at the shareholders' meeting. At the end of this call, please wait to confirm your vote.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

8. Item # 1. Election of Directors. The Board of Directors recommends a vote FOR item 1. To vote for all nominees press 1. To withhold from all nominees press
   2. To withhold from individual nominees press 3.

          Director Exception
          Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.
                 If pound key entered twice, go to the next item.
                 If valid nominee number, go to Next Nominee.

          Next Nominee
          To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.
                 If pound key entered twice, go to the next item.
                 If valid nominee number, go to Next Nominee.

          Invalid Nominee Number
          You have entered an invalid nominee number.
                 {Go to Next Nominee.}

9.  Item # 2. Approval of Auditors. The Board of Directors recommends a vote FOR item 2. To vote for, press 1; against, press 2; abstain, press 3.

10. Item # 3. Shareholder proposal on genetic engineering. The Board of Directors recommends a vote AGAINST item 3. To vote for, press 1; against, press 2; abstain, press 3.

11. Item # 4. Shareholder proposal to declassify the Board. The Board of Directors recommends a vote AGAINST item 4. To vote for, press 1; against, press 2; abstain, press 3.

12. You have cast your vote as follows:

13. To confirm your vote, press 1.  To cancel your vote, press 2.

14. Your vote has been cancelled. If you wish to vote another card, press 1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

15. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press
    1. Otherwise, please hang up. Thank you for voting.

                        {Call ends.}